UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

US Gold Corporation

(Exact name of registrant as specified in its charter)

Colorado	84-0796160
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

99 George Street, 3rd Floor, Toronto, Ontario Canada	M5A 2N4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value (the “Common Stock”), of US Gold Corporation (the “Registrant”), included under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-3 (File No. 333-157998), initially filed with the Securities and Exchange Commission (the “Commission”) on March 16, 2009 (the “Registration Statement”), is incorporated herein by reference.  The prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference.  In addition, information relating to the Registrant’s capitalization under the heading “Description of Capital Stock” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.           Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2010		US GOLD CORPORATION

	By:	/s/ Perry Ing
Perry Ing
Vice President and Chief Financial Officer